Exhibit 99.2
COMPARATIVE FEES AND EXPENSES

Comparative Fees and Expenses Relating to the Transaction

The following tables are intended to assist you in understanding the costs and expenses that an investor in the Class I shares (the “Class I PCAP Common Shares”) of Nuveen Churchill Private Capital Income Fund (“PCAP”) or shares of common stock (“BDC V Common Shares”) of Nuveen Churchill BDC V (“BDC V”), respectively, bears directly or indirectly, and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by PCAP in the first year following the closing of the sale of BDC V’s assets. PCAP and BDC V caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document refers to fees or expenses paid or to be paid by “you,” “PCAP” or “BDC V,” shareholders will indirectly bear such fees or expenses as investors in PCAP or BDC V, as applicable. The table below is based on information as of December 31, 2025 (except as noted below). There are no material differences in the accounting policies of PCAP and BDC V:

	Actual as of December 31, 2025		Pro Forma
Shareholder transaction expenses	PCAP (acquiring fund)	BDC V (target fund)	PCAP (surviving fund)
Sales load (as a percentage of offering price)	None(1)	None(1)	None(1)
Offering expenses (as a percentage of offering price)	None(1)	None(1)	None(1)
Dividend reinvestment plan expenses	None(2)	None(2)	None(2)
Total shareholder transaction expenses (as a percentage of offering price)	None	None	None

	Actual as of December 31, 2025		Pro Forma
Estimated annual expenses (as a percentage of net assets attributable to common shares):(3)	PCAP (acquiring fund)	BDC V (target fund)	PCAP (surviving fund)
Base management fees(4)	0.58%	1.80%	0.58%
Incentive fees(5)	1.19%	1.77%	1.62%
Interest payments on borrowed funds(6)	4.01%	9.45%	6.80%
Other expenses(7)	0.64%	0.87%	0.71%
Acquired fund fees and expenses	—%	—%	—%
Total annual expenses(8)	6.42%	13.89%	9.71%

(1)    Purchases of PCAP Common Shares or BDC V Common Shares on the secondary market are not subject to sales charges, but may be subject to brokerage commissions or other charges. The table does not include any sales load (underwriting discount or commission), as PCAP’s consideration for the sale of BDC V’s assets is cash only.

(2)    The estimated expenses associated with each fund’s respective distribution reinvestment plans are included in “Other expenses.”

(3)    “Net assets attributable to common shares” equals net assets at December 31, 2025. For the pro forma column, the combined net assets of PCAP and BDC V on a pro forma basis as of December 31, 2025 were adjusted for costs related to the sale of assets pursuant to the Purchase and Sale Agreement, dated as of April 1, 2026, by and between BDC V and PCAP (the "Transaction").

(4)    With respect to PCAP, the base management fee paid to Churchill PCIF Advisor LLC, PCAP's investment adviser (“PCAP Adviser”), is calculated at an annual rate of 0.75% on the value of PCAP’s net assets as of the beginning of the first calendar day of the applicable month.

With respect to BDC V, BDC V pays a management fee to Churchill Asset Management, BDC V's investment adviser (“Churchill”), quarterly in arrears. Prior to any listing of BDC V Common Shares on a national securities exchange (the “Exchange Listing”) or any other public trading market (together with the Exchange Listing, a “Public Listing”), the management fee will be calculated at an annual rate of 0.75% of average total assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage (“Average Total Assets”), at the end of the two most recently completed calendar quarters. Beginning with the first full calendar quarter following any Public Listing, the management fee would be calculated at an annual rate of 1.00% of Average Total Assets. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment.

(5)    With respect to PCAP, an incentive fee is payable to PCAP Adviser consisting of two components that are independent of each other, with the result that one component may be payable even if the other is not: (i) an incentive fee on income and (ii) an incentive fee on capital gains.

The portion of the incentive fee based on income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that PCAP receives from portfolio companies) accrued during the calendar quarter, minus PCAP’s operating expenses accrued for the quarter (including the management fee, expenses payable under PCAP’s administration agreement with its administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments (as discussed further below) are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of PCAP’s net assets at the end of the immediately preceding quarter, are compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).

PCAP pays PCAP Adviser an incentive fee quarterly in arrears with respect to Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which PCAP’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);

•100% of the dollar amount of PCAP’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). PCAP refers to this portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide PCAP Adviser with approximately 15% of PCAP’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•15% of the dollar amount of PCAP’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to PCAP Adviser.

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. PCAP will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to PCAP Adviser if PCAP was to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the PCAP's investment advisory agreement (the “PCAP Investment Advisory Agreement”) be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Section 205 thereof.

The fees that are payable under the PCAP Investment Advisory Agreement for any partial period will be appropriately prorated.

The incentive fee on income payable by PCAP was waived in full for the period beginning June 1, 2024 until May 31, 2025, and 50% of the incentive fee based on income payable by PCAP was waived for the period from February 1, 2026 through April 30, 2026 (the “PCAP Incentive Fee Waivers”). The effect of the PCAP Incentive Fee Waivers is not reflected in the table above. Giving effect to the partial PCAP Incentive Fee Waiver for the period from February 1, 2026 through April 30, 2026, the estimated incentive fees as a percentage of net assets attributable to PCAP Common Shares would be 1.04%. See “Note 5. Related Party Transactions—Advisory Agreement” in the notes to the consolidated financial statements contained in PCAP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for more information about the incentive fees that are payable to PCAP Adviser under the PCAP Investment Advisory Agreement.

With respect to BDC V, an incentive fee is payable to Churchill consisting of two parts that are independent of each other, with the result that one component may be payable even if the other is not: (i) an incentive fee on income and (ii) an incentive fee on capital gains.

The portion of the incentive fee based on income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that BDC V receives from portfolio companies) accrued during the calendar quarter, minus BDC V’s operating expenses accrued for the quarter (including the management fee, expenses payable under BDC V’s administration agreement with its administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero-coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of BDC V’s net assets at the end of the immediately preceding quarter, are compared to a “hurdle rate” of return of 1.50% per quarter (6% annualized).

Subject to the BDC V Incentive Fee Waiver (as described below), BDC V will pay Churchill an incentive fee quarterly in arrears with respect to Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which BDC V’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6% annualized);

•100% of the dollar amount of BDC V’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.76% (7.06% annualized). BDC V refers to this portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than 1.76%) as the “catch-up.” The “catch-up” is meant to provide Churchill with approximately 15% of BDC V’s Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•15% of the dollar amount of BDC V’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.76% (7.06% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to Churchill.

The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•15% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. GAAP.

Each year, the fee paid for the capital gains incentive fee will be net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. BDC V will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to Churchill if BDC V was to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to BDC V's investment advisory agreement (the “BDC V Investment Advisory Agreement”) be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable under the BDC V Investment Advisory Agreement for any partial period will be appropriately prorated.

Churchill has agreed to waive 100% of the incentive fee on income payable to Churchill by BDC V for the period beginning July 9, 2025 until the earlier of the closing of the Transaction or June 30, 2026 (the “BDC V Incentive Fee Waiver”). For the avoidance of doubt, the BDC V Incentive Fee Waiver does not amend the calculation of the incentive fee as set forth in the BDC V Investment Advisory Agreement. Other than the waiver contemplated by the BDC V Incentive Fee Waiver, the terms of the BDC V Investment Advisory Agreement will remain in full force and effect. The effect of the BDC V Incentive Fee Waiver is not reflected in the table above. Giving effect to the BDC V Incentive Fee Waiver, the estimated incentive fees as a percentage of net assets attributable to BDC V Common Shares would be 0.89%. See “Note 5. Related Party Transactions—Advisory Agreement” in the notes to the consolidated financial statements contained in BDC V’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for more information.

The pro forma incentive fees have been calculated in a manner consistent with the PCAP Investment Advisory Agreement not giving effect to any fee waiver.

(6)    PCAP and/or BDC V may borrow funds to make investments, including before either fund has fully invested the proceeds of their respective offerings. To the extent that either of PCAP or BDC V determines it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by shareholders. Interest payments on borrowed funds with respect to PCAP represents estimated annual interest payments based on actual interest rate terms under PCAP’s two special purpose vehicle asset credit facilities, one revolving credit facility, and two debt securitizations. Interest payments on borrowed funds with respect to BDC V represents estimated annual interest payments based on actual interest rate terms under BDC V’s senior secured revolving credit facility (the “Scotiabank Credit Facility”).

PCAP’s and BDC V’s ability to incur leverage during the following 12-month period depends, in large part, on the amount of money the fund is able to raise through the sale of shares registered in their respective offerings and the availability of financing in the market.

PCAP’s interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the year ended December 31, 2025, including all interest and amortization of debt financing/issuance costs. As of December 31, 2025, PCAP had $795.5 million in borrowings outstanding. For the year ended December 31, 2025, PCAP had a weighted average interest rate of 6.52%.

BDC V’s interest and other debt expenses are based on borrowing levels and interest rates consistent with the levels during the period from July 9, 2025 through December 31, 2025, including all interest and amortization of debt financing/issuance costs. As of December 31, 2025, BDC V had $468.5 million in borrowings outstanding under the Scotiabank Credit Facility. For the period from July 9, 2025 through December 31, 2025, BDC V had a weighted average interest rate of 6.22%.

The pro forma column assumes the sum of debt outstanding as of December 31, 2025 for each of PCAP and BDC V for PCAP following the closing of the Transaction, as well as the additional leverage that PCAP will incur in order to satisfy the consideration needed to complete the purchase of BDC V’s assets.

(7)    “Other expenses” includes accounting, legal and auditing fees, reimbursement of expenses to each fund’s respective administrator, organization and offering expenses, and fees payable to the members of the PCAP's board of trustees who are not “interested persons” of PCAP (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended) and the members of the BDC V's board of trustees who are not “interested persons” of BDC V (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended), as applicable. Other expenses represents the annual other expenses of each of PCAP and BDC V and its subsidiaries based on annualized other expenses for the year ended December 31, 2025.

In the case of the pro forma line item, “Other expenses” reflect anticipated decreases in duplicative costs such as professional fees for legal, audit and tax fees, directors’ fees, and other redundant administrative and operating expenses.

(8)    “Total annual expenses” as a percentage of consolidated net assets attributable to common shares of beneficial interest are higher than the total annual expenses percentage would be for a fund that is not leveraged. PCAP borrows money to leverage and increase its total assets. The Securities and Exchange Commission (the “SEC”) requires that the “Total Annual Expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The reason for presenting expenses as a percentage of net assets attributable to holders of common shares of beneficial interest is that holders of the common shares of beneficial interest of PCAP, BDC V or PCAP after the closing of the Transaction, as applicable, bear all such fees and expenses. The percentage presented in the table reflects amounts incurred during the year ended December 31, 2025.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in Class I PCAP Common Shares, BDC V Common Shares, or Class I PCAP Common Shares following the Transaction on a pro forma basis. In calculating the following expense amounts, each of PCAP and BDC V has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. The pro forma calculations for PCAP following the Transaction assume that the sale of BDC V’s assets closed on December 31, 2025 and that the leverage and operating expenses of PCAP and BDC V remain at the levels set forth in the tables above. Expenses related to the Transaction are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
PCAP, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$52	$156	$259	$512
BDC V, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$121	$336	$519	$867

PCAP, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$60	$180	$301	$607
BDC V, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$129	$360	$561	$961

PCAP, following the consummation of the Transaction	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$81	$234	$377	$693
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$88	$258	$418	$787

The foregoing tables are to assist you in understanding the various costs and expenses that an investor in the Class I PCAP Common Shares, BDC V Common Shares, or, following the Transaction, Class I PCAP Common Shares, will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, performance of PCAP, BDC V and PCAP following the Transaction will vary, and may result in a return greater or less than 5%. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the relevant dividend reinvestment plan may occur at a price per share that differs from NAV.

The example and the expenses in the table above should not be considered a representation of PCAP’s, BDC V’s, or, following the Transaction, PCAP’s future expenses, and actual expenses may be greater or less than those shown.